Exhibit 20.02-Form of Agreement and Plan of Merger

                                   Exhibit A

                      FORM OF AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of September __, 2004, pursuant to
Section 253 of the Delaware General Corporation Law and Section 907 of the Business Corporation Law of the State of New York, between Datameg Corp. a Delaware corporation (the "Surviving Corporation"), and Datameg Corp., a New York corporation (the "Merged Corporation").

WITNESSETH :

WHEREAS, the Merged Corporation has an authorized capital stock consisting of
(a) 340,000,000 shares of common stock and (b) 10,000,000 shares of preferred stock, par value $.01, of which 243,236,084 shares of Common Stock and no shares of Preferred Stock have been duly issued and are now outstanding; and

WHEREAS, the Surviving Corporation has an authorized capital stock consisting of
(a) 340,000,000 shares of common stock, 100 shares of which is issued and outstanding, and (b) 10,000,000 shares of Preferred Stock, par value $.01, none of which is issued or outstanding; and

WHEREAS, all of the outstanding capital stock of the Surviving Corporation is owned by the Merged Corporation; and

WHEREAS, the stockholders of the Merged Corporation and the Surviving Corporation, and the Board of Directors of the Merged Corporation and Surviving Corporation, respectively, deem it advisable and generally to the advantage and welfare of the two constituent corporations and the stockholders of the Merged Corporation that the Merged Corporation merge with and into the Surviving Corporation under and pursuant to the provisions of the Delaware General Corporation Law and of the Business Corporation Law of the State of New York.

NOW, THEREFORE, the corporations parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and the mode of carrying the same into effect as follows:

     1. The Merged Corporation shall be and hereby is merged with and into the Surviving Corporation (the "Merger").

     2. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Surviving Corporation as of the effective date of this Agreement, until the same shall be amended as provided by law.

     3. The by-laws of the Surviving Corporation shall be the by-laws of the Surviving Corporation as of the effective date of this Agreement, until the same shall be amended as provided by law.

     4. The manner of converting the outstanding shares of the capital stock of the Merged Corporation into the shares of the Surviving Corporation shall be that each share of common stock, par value $.01, of the Merged Corporation, which shall be issued and outstanding on the effective date of this Agreement, shall be changed and converted into one fully paid and non-assessable share of Common Stock of the Surviving Corporation. Separately, each share of Common Stock, par value $.01, of the Surviving Corporation, which was issued and outstanding immediately before the effective date of this Agreement, all of which was held by the Merged Corporation, and all rights in respect thereto, shall forthwith be cancelled.

     5. On the Effective Date, the Surviving Corporation will assume and continue the employee stock plans of the Company. The outstanding and unexercised portions of all options to buy Common Stock of the Company shall become options for the same number of shares of Common Stock of the Surviving Corporation, with no other changes in the terms and conditions of such options, including exercise prices and the date and extent of exercisability and effective upon the Effective Date, the Surviving Corporation hereby assumes the outstanding and unexercised portions of such options and the obligations of the Company with respect thereto.

     6. The members of the Board of Directors and the officers of the Surviving Corporation on the Effective Date shall continue in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

     7. From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Merged Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Corporation, and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the officers and directors of the Corporation are fully authorize din the name and on behalf of the Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     8. This Agreement and Plan of Merger and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

     9. The effective date of the Merger shall be the date on which Articles of Merger are filed with the Secretary of State of the State of New York and a Certificate of Merger is filed with the Secretary of State of the State of Delaware, whichever is later (if not the same date).

     10. Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Merged Corporation shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed and all property, rights, and every other interest in the Surviving Corporation and the Merged Corporation shall be as of the effective date the property of the Surviving Corporation as they were of the Surviving Corporation and the Merged Corporation, respectively. The Merged Corporation hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merged Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the Merged Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action.

     11. By signing below, the Surviving Corporation agrees that it may be served with process in the State of New York in any proceeding for the enforcement of any obligation of the Merged Corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of the Merged Corporation against the Surviving Corporation. The Surviving Corporation hereby appoints the Secretary of State of the State of New York as its agent to accept service of process in any such proceeding.

                           *       *       *       *


IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed as an instrument under seal as of the date first above written.

                                         DATAMEG CORP.
                                        (Surviving Corporation)


                                       By:   ______________________________
                                             Andrew Benson, President


                                       By:   ______________________________
                                             Andrew Benson, Secretary


                                         DATAMEG CORP.
                                        (Merged Corporation)


                                      By:   ______________________________
                                            Andrew Benson, President


                                      By:   _____________________________
                                           Andrew Benson, Secretary